UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 25, 2019, Hillenbrand, Inc., an Indiana corporation (the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $375,000,000 in aggregate principal amount of 4.500% Senior Notes due 2026 (the Notes”). The Notes were offered and sold pursuant to a prospectus, dated September 9, 2019, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-233668), and a prospectus supplement, dated September 16, 2019. The Notes were issued under an Indenture, dated July 9, 2010 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Supplemental Indenture No. 3, dated September 25, 2019, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture and the forms of the Notes provide, among other things, that the Notes are senior unsecured obligations of the Company.

Interest is payable on the Notes on March 15 and September 15 of each year beginning on March 15, 2020, until their maturity date of September 15, 2026. The Company may redeem the Notes at any time in whole, or from time to time in part, prior to January 15, 2026 (eight months prior to the maturity date of Notes), at its option at the “make-whole” redemption price. The Company may also redeem the Notes at any time in whole, or from time to time in part, on and after January 15, 2026 (eight months prior to the maturity date of the Notes) at its option at a price equal to 100% of the principal amount of the Notes being redeemed. In any case, the Company will also pay accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Subject to certain limitations, in the event of a change of control repurchase event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. Additionally, if the Company does not consummate its proposed acquisition (the “Merger”) of Milacron Holdings Corp. (“Milacron”), as contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2019, by and among the Company, Milacron, and Bengal Delaware Holding Corporation, a Delaware corporation, on or prior to July 6, 2020 or, if prior to such date, the Merger Agreement is terminated, the Notes will be subject to a special mandatory redemption at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but not including, the special mandatory redemption date.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by each of its subsidiaries that guarantees the Company’s Third Amended and Restated Credit Agreement, including, in the Company’s next fiscal year and subject to the completion of the Merger, Milacron and certain of its subsidiaries. The Notes are not guaranteed by any of the Company’s foreign subsidiaries. The Indenture also contains certain limitations on the Company’s ability to incur liens and enter into sale lease-back transactions, as well as customary events of default.

The Company intends to use the net proceeds from the Offering, together with available cash, borrowings under its term loan facility and borrowings under its revolving credit facility, and potentially other sources of funding, including, without limitation, a new term loan, capital markets indebtedness or other indebtedness, to finance the cash consideration portion of the Merger, repay certain indebtedness of Milacron and to pay related fees and expenses associated therewith.

A copy of the Base Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, a copy of the Third Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K, and a copy of the form of Notes is attached as Exhibit 4.3 to this Current Report on Form 8-K, and each of the foregoing is incorporated by reference herein. The above description of the material terms of the Base Indenture, the Third Supplemental Indenture, and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of July 9, 2010, by and between the Company and the Trustee (Incorporated by reference to Exhibit 4.11 to Form S-3 filed July 6, 2010)

4.2	Supplemental Indenture No. 3, dated as of September 25, 2019, by and among the Company, the subsidiary guarantors party thereto and the Trustee

4.3	Form of the Company’s 4.500% Senior Notes due 2026 (included in Exhibit 4.2)

5.1	Opinion of Ice Miller LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Ice Miller (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2019	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer